AMENDMENT TO THE EXECUTIVE OFFICER
SEVERANCE AGREEMENT

This Amendment to the Executive Officer Severance Agreement dated as of _____________     (“Severance Agreement”) by and between the Federal Home Loan Bank of Pittsburgh and ________________________________________ (“Executive”) is made and entered into as of         January 1, 2015. Capitalized terms used herein but not otherwise defined shall have the         meanings ascribed to them in the Severance Agreement.

WHEREAS, under the Severance Agreement in the event of a Compensated Termination, the Bank has agreed to contribute to Executive’s participation in the Bank’s medical plan for a     period of eighteen (18) months; and

WHEREAS, this provision does not meet tax compliance requirements applicable to a self-funded medical plan and the provision needs to be modified to ensure compliance with     applicable tax requirements.

NOW THEREFORE, in consideration of the mutual promises and covenants contained herein and intending to be legally bound hereby, the Bank and the Executive agree to modify the Severance Agreement as follows:

1.	Section 4(c) shall be replaced with the following:

(c)
(i) For a period of eighteen (18) months, the Bank or any successor pursuant to this Section 4 shall pay the Executive, as taxable compensation, a monthly cash payment equivalent to the Bank’s contribution to medical coverage for its active employees. The Executive may use this monthly amount to pay for continuation coverage under the Bank’s medical plan.

(ii) After a Compensated Termination, the Executive shall, if such Executive elects medical continuation coverage, continue to be covered by the Bank’s applicable medical insurance plan consistent with the Executive’s elections then in effect immediately prior to the Compensated Termination for a period of eighteen (18) months, subject to the Executive’s payment of the entire cost of such continuation coverage as is then charged by the Bank for all other terminated employees electing such coverage.

2.	All other terms and conditions of the Severance Agreement remain unchanged and in full force and effect.

THE EXECUTIVE:                FEDERAL HOME LOAN BANK OF
PITTSBURGH:

__________________________            By: ____________________________________
Chair of the Board of Directors

By: ____________________________________
Chair of the Human Resources Committee